* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

English translation for reference purpose only
Exhibit 4.20

Repayment Agreement

Contract No.:
Signed at: Shanghai

Party A: JingAo Solar Co., Ltd.
Party B: Jiangsu Shunda Semiconductor Development Co., Ltd.

Regarding the *** long-term contract prepayment owed by Party B, Party A and Party B agree to the following repayment plan:

***	***	***	***	***
***	***	***	***	***

1.            Transfer the above amount directly to:
Name: JingAo Solar Co., Ltd.
Opening bank: China Bank, Ningjin sub-branch
Account No.: 15054208091001

2.             To ensure that Party A receives repayment in a timely and safe manner, Party B undertakes as follows:

2.1           Strictly conform to this Agreement, if breach occurs, in addition to repaying the above amount, Party A undertakes to assume other liabilities arising from the breach. Meanwhile, Party B shall pay ***% of the delayed repayment amount per day as liquidated damage to Party A.

2.2           Party A is entitled to deduct the above repayment from the settlement payment or other current payments between both parties; Party A is also entitled to entrust other enterprises having business relationship with Party B to deduct the repayment. Party B shall not raise any objection.

2.3           After this Agreement comes into effect, Party B must make repayment on schedule.

3.           Dispute Settlement and Applicable Law
Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the then effective arbitration rules. The arbitration venue is in Shanghai, and the arbitral award is final and binding on both parties.

4.           This Agreement is made in two counterparts and shall become effective upon execution by both parties.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

(Signature page)

Party A: (official seal)	Party B: (official seal)
Authorized Representative:	Authorized Representative:
Title:	Title:
Date:March 9, 2009	Date:May 9, 2009

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